Exhibit 10.13

Current Fund Loan Contract

(Applicable to 531)

Bank of Communications Co., Ltd.

No.

Current Fund Loan Contract

Important Notes Please read the full text of this contract carefully, especially those articles marked with ▲▲. Please inquire the loaner in case of any question.

Whereas, the borrower applies to the loaner for the line of credit of current fund, both parties hereby enter into this contract through negotiations to clarify the obligations of each party.

Article 1. Definition

“Line of credit” refers to the maximum amount of balance of loan (under the revolving line of credit) or total loan (under the one-time line of credit) that the loaner may issue to the borrower according to this contract. Such line of credit may be revolving or one-time (to be used for one or several times) in accordance with this contract.

“Revolving line of credit” refers to the line of credit within which the borrower may apply for the loan for several times according to this contract.

“Balance of loan” refers to the sum of principal of the outstanding loan that the borrower obtains under this contract.

“Balance of line of credit” refers to the balance of the line of credit deducted with the balance of loan (under the revolving line of credit) or total loan (under the one-time line of credit).

“Period of line of credit” refers to the period for the loaner to issue the loan to the borrower according to the application by the borrower and this contract that it is in relation to the occurrence of loan but not the loan itself.

“Period of loan” refers to the period of each loan that both parties determine in the corresponding Application for Use of Line of Credit of Bank of Communications (hereinafter referred to as Application for Use of Line of Credit).

“Business day of bank” and “business day” refer to the day on which banks at the place of the loaner operate the corporation business, excluding legal holidays and rest days (excluding those adjusted to be business days). If any issuance, repayment, interest payment or maturity of loan lies at any non-business day, it should be postponed to the next business day.

Terms including affiliate, affiliate transaction and major investor should contain the same meaning with those contained in the Accounting Standards for Business Enterprises No.36 – Disclosure of Affiliates (CK [2006] No.3) published by the Ministry of Finance, as well as its subsequent revisions.

Article 2. Use of Line of Credit

2.1 Each time when needing to use the line of credit, the borrower should submit the application to the loaner at least 5 business days in advance. The borrower should fill in the Application for Use of Line of Credit to obtain the approval by the loaner before using the line of credit.

▲▲2.2 Use of the line of credit must meeting following conditions:

(1) Balance of loan (under the revolving line of credit) or total loan (under the one-time line of credit) is within the line of credit;

(2) Amount of applied loan is within the balance of line of credit;

(3) Application date and issuance date are within the period of line of credit;

(4) Period of loan and maturity date of loan comply with this contract;

(5) Guarantee contract (if any) under this contract is effective and surviving, and while the guarantee contract is in the form of mortgage contract and/or pledge contract, the secured real right is already set and surviving;

(6) The borrower has handled procedures to obtain licenses, approvals and registrations from the government necessary for the application for the loan, and such licenses, approvals or registrations are surviving;

(7) No serious adverse change occurs in the operation status or financial status of the borrower after this contract takes effect;

(8) Application by the borrower meets relevant rules and regulations of the loaner;

(9) The borrower does not violate this contract;

(10) Payment mode of the loan meets this contract and if the loaner is entrusted to make the payment, the loaner should agree with the payment;

(11) If the loan is provided in any foreign currency, the borrower should provide the certificate providing that the loan meets relevant policies on the management of foreign currency, including but not limited to the valid purpose certificate or registration document of foreign currency;

(12) The borrower has appointed the dedicated fund withdrawal account as required by the loaner and has signed the account management agreement.

▲▲2.3 If the loaner agrees to issue the loan, the final issuance information should be subject to the column of Application for Use of Line of Credit printed by the bank. Application for Use of Line of Credit should be regarded as the Loan Certificate.

▲▲2.4 If the currency of the Application for Use of Line of Credit is different from that of the line of credit, it should be converted at the exchange rate published by Bank of Communications Co., Ltd. in the beginning of each day only for the purpose of recognizing the balance of line of credit. If there is no available exchange rate, it should be converted by the exchange rate reasonably determined by Bank of Communications Co., Ltd.

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▲▲2.5 After the borrower becomes the shareholder of the guarantor or the “actual controller” defined by the Company Law, the loaner may suspend or cancel the line of credit not used by the borrower until the guarantor provides the resolution made by its Board of Shareholders (General Meeting) about securing the borrower that is acceptable to the loaner.

Article 3. Interest Rate and Payment of Interest

3.1 Basic regulations on determining the interest rate

3.1.1 The interest rate should be agreed by both parties in the Application for Use of Line of Credit through negotiations in each use of the line of credit. Unless any specific interest rate is agreed by both parties in the Application for Use of Line of Credit, the specific interest rate of each loan should be determined in accordance with the type of benchmark interest rate, applicable date of benchmark interest rate, fluctuation extent/increase (decrease) value of interest rate, interest rate fluctuation rules, interest rate fluctuation cycle, interest rate fluctuation cycle unit and specific beginning date of fluctuation (if necessary) agreed in the corresponding Application for Use of Line of Credit.

3.1.2 Type and definition of “benchmark interest rate”: (1) “Benchmark interest rate of the People’s Bank” refers to the benchmark interest rate of RMB loan of financial institutions published by the People’s Bank of China; (2) LPR quotation of Bank of Communications refers to the quotation for benchmark interest rate of loan published by Bank of Communications Co., Ltd. on its official website; (3) LPR mean interest rate refers to the benchmark interest rate of loan published by the National Inter-bank Funding Center.

3.1.3 If the currency is RMB, daily interest rate = monthly interest rate/30, monthly interest rate = annual interest rate/12; if the currency is HKD, GBP and AUD, daily interest rate = annual interest rate/365; if the currency is USD, Euro, JPN and other foreign currencies accepted by the loaner, daily interest rate = annual interest rate/360.

▲▲3.2 Interest rate of loan

The interest rate of each loan at the time of issuance should be determined in accordance with the fluctuation extent/increase (decrease) value on the basis of the benchmark interest rate. If the “applicable date of benchmark interest rate” is set as T Day, then the benchmark interest rate to calculate the specific interest rate of the loan at the time of issuance should be determined by following rules:

If the benchmark interest rate of the People’s Bank applies, the benchmark interest rate should be the benchmark interest rate of the People’s Bank on T Day;

If LPR quotation of Bank of Communications applies, the benchmark interest rate should be the LPR value published on the latest business day before T Day, and, if no LPR is published on the latest business day before T Day, the benchmark interest rate should be the LPR value published on the former business day before that day;

If LPR mean interest rate applies, the benchmark interest rate should be the LPR value published on the latest business day before T Day, and, if no LPR is published on the latest business day before T Day, the benchmark interest rate should be the LPR value published on the former business day before that day.

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3.3 Adjustment of interest rate

3.3.1 Once the interest rate is recorded in the Application for Use of Line of Credit as fixed, such interest rate should apply to the loan within the period of loan.

▲▲3.3.2 Once the interest rate is recorded in the Application for Use of Line of Credit as fluctuating, the interest rate adjustment date should be determined according to the interest rate fluctuation rules, interest rate fluctuation cycle, interest rate fluctuation cycle unit and specific beginning date of fluctuation (if necessary) agreed in the Application for Use of Line of Credit, and the adjusted interest rate should apply since the interest rate adjustment date.

3.3.2.1 If the benchmark interest rate is adjusted within the period of loan, the adjustment cycle of interest rate should be calculated by choosing “fluctuating at bookkeeping date” or “fluctuating at specific date” in the “interest rate fluctuation rules” since the “bookkeeping date” or “specific date”. The column of interest rate fluctuation cycle should be filled with the quantity of interest rate fluctuation cycles, the column of interest rate fluctuation cycle unit may be filled with day or month. If the quantity of interest rate fluctuation cycle is “1” while the interest rate fluctuation unit is “day”, then the adjustment date of benchmark interest rate should be the adjustment date of loan interest rate; if the quantity of interest rate fluctuation cycle is “3” while the interest rate fluctuation unit is “day”, then the adjustment date of loan interest rate should be every third day since the “bookkeeping date” or “specific date”; if the quantity of interest rate fluctuation cycle is “1” while the interest rate fluctuation unit is “month”, then the adjustment date of loan interest rate should be the end of every month since the “bookkeeping date” or “specific date”; if the quantity of interest rate fluctuation cycle is “3” while the interest rate fluctuation unit is “month”, then the adjustment date of loan interest rate should be the end of every third month since the “bookkeeping date” or “specific date”, the same below.

3.3.2.2 Loan interest rate at the adjustment date of loan interest rate should be determined according to the benchmark interest rate at the adjustment date of loan interest while the interest rate fluctuation/increase (decrease) value is kept unchanged (unless negotiated by both parties to be adjusted). If the “adjustment date of loan interest rate” is set as T Day, then the benchmark interest rate of adjusted loan interest rate should be determined by following rules:

If the benchmark interest rate of the People’s Bank applies, the benchmark interest rate should be the benchmark interest rate of the People’s Bank on T Day;

If LPR quotation of Bank of Communications applies, the benchmark interest rate should be the LPR value published on the latest business day before T Day, and, if no LPR is published on the latest business day before T Day, the benchmark interest rate should be the LPR value published on the former business day before that day;

If LPR mean interest rate applies, the benchmark interest rate should be the LPR value published on the latest business day before T Day, and, if no LPR is published on the latest business day before T Day, the benchmark interest rate should be the LPR value published on the former business day before that day.

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▲▲3.3.3 If the “benchmark interest rate of the People’s Bank” is applied as the benchmark interest rate and the benchmark interest rate of the People’s Bank is adjusted to be fluctuating interest rate or cancelled, both parties should adjust the interest rate of the loan through separate negotiations but the adjusted interest rate should be no lower than the prevailing interest rate; if both parties fail to reach a common sense on the adjustment of interest rate within one month since the adjustment date of the People’s Bank, the loaner may announce the earlier maturity of the loan.

If the “LPR quotation of Bank of Communications” or “LPR mean interest rate” is applied as the benchmark interest rate and the relevant benchmark interest rate is cancelled according to the regulation requirement or suspended by the issuer according to the regulation requirement, both parties should adjust the interest rate of the loan through separate negotiations but the adjusted interest rate should be no lower than the prevailing interest rate; if both parties fail to reach a common sense on the adjustment of interest rate within one month since the relevant benchmark interest rate is cancelled or suspended, the loaner may announce the earlier maturity of the loan.

▲▲3.3.4 Both parties may adjust the fluctuation extent or increase (decrease) value of the corresponding loan interest rate through negotiation at each adjustment date of loan interest rate.

3.4 If the currency is RMB, default interest of the overdue loan should be fluctuated upwards by 50% on the basis of the interest rate specified in this contract, and that of the embezzled loan should be fluctuated upwards by 100% on the basis of the interest rate specified in this contract. If the benchmark interest rate is adjusted, the loaner may adjust the rate of default interest of each loan and apply the new rate of default interest since the adjustment date of loan interest rate specified in the Application for Use of Line of Credit.

3.5 Calculation of interest

3.5.1 Normal interest = interest rate specified in this contract X issued loan X days of occupation.

Days of occupation begins from the issuance date (included) and ends at the maturity date (excluded), and may be postponed if the maturity date is not a business day while the postponed period should be accounted into the occupation and charged with the interest according to this contract.

3.5.2 The default interest of overdue loan and embezzled loan should be calculated according to the overdue or embezzled amount and the actual days (since the date of overdue or embezzlement (included) to the repayment date of principal and interest (excluded)).

3.5.3 If there are too many numbers after the decimal point of the calculated interest/default interest, the loaner may round off the result to two numbers after the decimal point.

▲▲3.6 If the borrower repays the loan in advance or the loaner withdraws the loan in advance according to this contract, the corresponding interest rate shall still be subject to that specified in this contract.

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3.7 If the loan is in any foreign currency, the determination of interest rate, adjustment of interest rate, default interest rate of overdue and embezzlement should be subject to Article 17 of this contract.

Article 4. Payment of Loan

4.1 If the issuance account appointed by the borrower is the dedicated loan issuance account opened at the loaner, the issuance and payment of loan should be handled through the account, which may only be used to issue and externally pay the loan fund and only sell the certificate of “Application for Settlement Business” but may not be used to handle any check, draft, bank acceptance or any other settlement. When handling the allocation of loan fund independently, the borrower must handle procedures at the counter of the bank of deposit. The deposit interest of the account should be accounted into the repayment account of the borrower.

4.2 When drawing the loan according to this contract, the borrower should clarify the payment mode (entrusted payment by loaner or independent payment by borrower) and only one mode is applicable in each time of drawing.

4.3 In the mode of entrusted payment by loaner, the loaner will, after receiving the payment entrustment from the borrower and issuing the loan according to this contract, pay the loan fund directly to the counterparty of the borrower meeting the purpose specified in this contract through the account of the borrower.

If the amount of a single payment is beyond the limit of the independent payment or any condition specified in Article 19.3, the mode of entrusted payment should apply.

When choosing the mode of entrusted payment by the loaner, the borrower should submit the loaner with the Application for Use of Line of Credit, corresponding payment entrustment and other materials required by the loaner (including but not limited to the commercial contract, invoice and receipt) to clarify the amount of loan and the receiver and amount of payment, while the amount of drawn loan should equal to that of the payment.

▲▲ If the payment planned by the borrower does not comply with this contract or the corresponding commercial contract, or contains any other defect, the loaner may refuse to make the payment and return the payment entrustment submitted by the borrower.

▲▲ If the loaner agrees but fails to make the payment or the payment is returned due to any incorrect information provided by the borrower, the borrower should submit relevant documents and materials containing the correct information within the period regulated by the loaner, and the loaner should be expected from any liability for any delay or failure of payment.

4.4 In the mode of independent payment by the borrower, after the loaner issues the loan fund to the account of the loaner according to this contract, the borrower pays the fund to the counterparty of the borrower meeting the purpose specified in this contract independently.

When choosing the mode of independent payment by the borrower, the borrower should submit the loaner with the Application for Use of Line of Credit, description of fund usage and other materials required by the loaner. The borrower should report the payment situation of the loan fund to the loaner. The loaner may check whether the loan is paid for the regulated purpose by analyzing the account, verifying the certificate and conducting the on-site survey, and the borrower shall cooperate with such verification by the loaner.

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Article 5. Repayment of Loan

5.1 The borrower should make the repayment according to the date and amount specified in the corresponding Application for Use of Line of Credit.

▲▲5.2 Without the written consent from the loaner, the borrower may not repay the loan in advance.

▲▲5.3 The repayment schedule of principal and interest agreed by the borrower and the loaner in the Application for Use of Line of Credit is the true intention of both parties through negotiations on a voluntary basis. Under the repayment arrangement chosen by both parties, the principal should prior to the interest in the repayment without influencing the repayment liability of the borrower for the payable interest, and the borrower may not set up any plea against the repayment of payable interest. The borrower should be responsible for repaying all the principal and interest under any repayment arrangement.

▲▲5.4 When the amount repaid by the borrower is insufficient to cover all the debt of the borrower:

(1) It should be firstly used to repay the overdue amount. If the principal and interest are overdue for less than 90 days, the balance after such repayment should be firstly used to repay the outstanding interest, default interest or compound interest before any overdue principal; if the principal and interest are overdue for more than 90 days, the balance after such repayment should be firstly used to repay the outstanding principal and then the overdue interest, default interest or compound interest;

(2) If there are several debts of the borrower (including debts of the borrower owed to the loaner under any other contract), the loaner may determine the repayment sequence of each debt, only if such sequence does not violate any applicable law, rule, regulation, system or any compulsory regulatory provision of the loaner. The loaner should inform the borrower of the repayment result, unless otherwise regulated.

Article 6. Representation and Guarantee of Borrower

6.1 The borrower is legally incorporated and surviving, possesses all the necessary capacities, perform obligations under this contract it its own name and assumes civil liabilities.

6.2 Signing and performing this contract are the true intention of the borrower that they must obtain all the necessary approvals, permissions and authorizations to contain no legal defect.

6.3 The borrower conducts production and operation in compliance with laws and regulations, possesses the constant operation capability and legal repayment source, involves no serious environmental or social risk, possesses no serious adverse credit record and no officer of the borrower possesses any adverse record.

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6.4 All the documents, statements, materials and information provided by the borrower to the loaner when signing and performing this contract are authentic, accurate, complete and valid. The borrower does not conceal any information that may affect its financial status and solvency, and there is no serious adverse change to the financial status of the borrower since the issuance of the latest financial statement.

▲▲6.5 Neither the borrower nor any of its affiliate belongs to the enterprise or individual sanctioned by the UN, EU or US, or is located in any country or area sanctioned by the UN, EU or US.

Article 7. Rights and Obligations of Loaner

7.1 The loaner may withdraw the principal and interest (including compound interest and default interest of overdue and embezzled loan) of the loan according to this contract, collect the payable expense from the borrower, withdraw the loan in advance at its own discretion depending on the fund status of the borrower, and may exercise other rights under laws, regulations or this contract.

▲▲7.2 The loaner only conducts the formal examination of materials provided by the borrower during the performance of this contract that the loaner should be exempted from any liability for the failure to complete entrusted payment if the borrower provides any false, inaccurate or uncomplete material or the borrower makes the payment in violation to this contract.

▲▲7.3 The loaner should issue the loan and make the payment according to this contract. The loaner should be exempted from the liability if the loaner fails to issue the loan or make the payment due to any cause below, but the loaner should send a notice to the borrower in time: the issuance account appointed by the borrower is frozen, the account of the receiver is frozen, there is any force majeure, communicaiton or network fault, or the system fault of the loaner, unless otherwise regulated in this contract.

Article 8. Obligations of Borrower

8.1 The borrower should repay the principal and interest of loan under this contract according to the time, amount, currency and interest rate specified in this contract and the corresponding Application for Use of Line of Credit.

The fund collection account appointed by the borrower should be used to collect the corresponding sales income or planned repayment fund. If the corresponding sales income is not settled in cash, the borrower should ensure to allocate it to the fund collection account upon receiving it. The borrower should provide the cash flow of the fund collection upon the request from the loaner.

8.2 The borrower should use the line of credit for the purpose specified in this contract and use the loan for the purpose specified in the corresponding Application for Use of Line of Credit but may not embezzle the loan for any other purpose, or the investment in fixed assets, equity or any production or operation prohibited by the government.

The borrower should draw the loan fund in the mode agreed by both parties but not avoid the entrusted payment by the loaner by breaking up the whole into parts; in the mode of independent payment by the borrower, the borrower should use the loan within the reasonable period required by the regulatory authority of the loaner, and the payment of loan fund should meeting this contract.

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▲▲8.3 The borrower should assume the settlement expense (if any) of the payment of loan fund (including entrusted payment by the loaner and independent payment by the borrower), and the special charge standard is subject to laws, rules, regulations, regulatory provisions and the prevailing Charge List of Services of Bank of Communications published by the loaner.

If the issuance account is dedicated for the issuance of loan and the collection account is not opened at Bank of Communications in the payment of loan fund (including entrusted payment by the loaner and independent payment by the borrower), the fund may be processed by the payment system or local clearing system of the People’s Bank.

If the issuance account is not dedicated for the issuance of loan and the collection account is not local or opened at Bank of Communications in the payment of loan fund (including entrusted payment by the loaner and independent payment by the borrower), the fund should be processed by the payment system of the People’s Bank.

▲▲8.4 The borrower should cooperate with the loaner in the management of loan payment and the supervision and inspection of the use of loan and operation situation of the borrower, provide the financial statement, use record and material of the loan fund, information of affiliate and affiliate transaction, environmental and social risk report, other materials and information necessary for the after-loan risk management required by the loaner, and shall ensure the authenticity, integrity and accuracy of such documents, materials and information.

▲▲8.5 Under either circumstance below, the borrower should send a written notice to the loaner at least 30 days in advance and take no action before repaying the principal and interest under this contract or providing the repayment plan or guarantee recognized by the loaner:

(1) The borrower sells, presents, leases, lends, transfers, mortgages, pledges or disposes in any other manner all or a large part of the assets or important assets;

(2) The operation mechanism or ownership organization of the borrower suffers from any great change, including but not limited to the contracting, lease, association, corporate system transformation, joint stock cooperation system transformation, sales, combination (merger), joint venture (cooperation), separation of enterprise, establishing of subsidiary, equity transfer, ownership transfer, and decrease of capital.

(3) The external investment or increase of debt financing of the borrower exceeds the agreed limit.

▲▲8.6 The borrower should send a written notice to the loaner within 7 days since the occurrence or possible occurrence of any circumstance below:

(1) The borrower or its affiliate revises the Memorandum of Association, changes the name, legal representative (responsible person), domicile, mailing address or business scope of the enterprise, or makes any decision that affects the finance or human resource greatly;

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(2) The borrower, its affiliate or guarantor plans to apply for bankruptcy or may be or has been applied by the creditor for bankruptcy;

(3) The borrower or its affiliate is involved in any serious lawsuit, arbitration or administrative measure, or its major assets or the guarantee under this contract is executed with the property preservation or any other compulsory measure, or the security of its major assets or the guarantee under this contract is or may be affected or the value is or may be decreased;

(4) The borrower or its affiliate provides any guarantee to any third party to affect its economic status, financial status or capability in performing obligations under this contract significantly;

(5) The borrower or its affiliate enters into any contract with significant influence on its operation and financial status;

(6) The borrower repays the immature debt in advance or repay other mature debt firstly, or increases any form of guarantee for any other existing debt, or makes any arrangement with the similar effect or enters into any relevant document;

(7) The borrower, its affiliate or guarantor is shut down, closed, dissolved, suspended, cancelled, or the business license is withdrawn;

(8) The borrower or its affiliate, major investor of the borrower or its affiliate, legal representative (responsible person), director or officer of the borrower or its affiliate is missing or involved in any violation, to any law, regulation or rule of stock exchange, or suffers from any abnormal change;

(9) The borrower or its affiliate suffers from serious difficulty or deterioration of financial status in the operation, or there is any other event with adverse influence on the operation, financial status, solvency or economic status of the borrower or its affiliate;

(10) There is any affiliated transaction and its amount reaches or exceeds 10% of the latest audited net assets;

(11) Before repaying all the debts under this contract, the borrower becomes or may become the shareholder or the “actual controller” defined by the Company Law of the guarantor;

(12) The borrower or its affiliate causes any liability accident or is made public by the media by violating any law, rule, regulation, national policy or industrial standard;

(13) The borrower or its affiliate encounters any safety or environment protection accident;

(14) The relationship between the affiliate and the borrower is changed;

(15) The borrower or its affiliate encounters any significant equity change;

(16) The opinion issued by the external audit of the borrower on its financial statements is not the standard unreserved opinion;

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(17) The borrower is or may be investigated, punished or taken with other similar measures by the competent authority as it violates the law or rule and/or regulatory requirement;

(18) The borrower or its affiliate is listed to be sanctioned by the UN, EU or US, or the country or area where the borrower or its affiliate resides in is listed to be sanctioned by the UN, EU or US;

(19) There is any other event with serious adverse influence on the solvency of the borrower or its affiliate.

▲▲8.7 In case of any change of guarantee under this contract that is adverse to the creditor’s right of the loaner, the borrower should provide other guarantee recognized by the loaner in time.

The “change” specified here includes but not limited to: merger, separation, shutdown, dissolution, suspension, cancellation, withdrawal of business license, and applying or being applied for bankruptcy of the guarantor; significant change of the operation or financial status of the guarantor; the guarantor is involved in any serious lawsuit, arbitration or administrative measures, or the major assets is taken with property preservation or other compulsory measure; the security of the guarantee is or may be affected; the value of the guarantee is or may be decreased, or taken with measures of property preservation, such as sealing; the guarantor or its legal representative (responsible person) or officer violates any law, regulation or applicable rules of stock exchange; the guarantor (when it is an individual) is missing or dead (announced to be dead); the guarantor breaches the guarantee contract; there is any dispute between the guarantor and the borrower; the guarantor requires cancelling the guarantee contract; the guarantee contract does not take effect, or is invalid or cancelled; the secured real right is not set up or take effect; any other event affecting the security of the creditor’s right of the loaner.

▲▲8.8 The borrower promises: during the period since the signing date of this contract to the date at which the principal, interest and relevant expenses of the loan under this contract are paid off, the financial index, external rating, as well as production and operation qualification/license of the borrower will always comply with this contract, and such production and operation qualification/license will pass the annual inspection if necessary.

8.9 The borrower guarantees to obey laws, rules and relevant policies about the anti-money laundering of the government that it will not conduct any activity involving money laundering or terrorism financing, cooperate with the loaner in identifying the customer, keeping the transaction record, and reporting the large-amount and suspected transaction.

8.10 The borrower guarantees that the borrower, together with any of its employee or agent will not offer, present, require or receive any form of material interest not included in this contract to or from the loaner or its employee (including but not limited to cash, physical card, tour, etc.) or any other non-material interest; or use the fund or service provided by the loaner to any activity in relation to the corruption or bribery in any manner, whether directly or indirectly; once becoming aware of any circumstance breaching this article, the borrower should provide clues and relevant information to the loaner on an authentic, complete and accurate basis and offer the cooperation required by the loaner.

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▲▲Article 9. Adjustment of Line of Credit, Acceleration of Maturity and Repricing of Risk

9.1 Any event below should be deemed as the “early maturity event” of this contract:

(1) The borrower does not repay the principal or interest of the loan according to the Application for Use of Line of Credit under this contract;

(2) The borrower makes any false representation or guarantee under this contract;

(3) Any event that should be notified as specified in Article 8.6 occurs and influences or may influence the security of the creditor’s right of the loaner;

(4) Any law, rule or regulatory policy is changed to the extent that the loaner will or may violate the law or rule if it issues the loan according to this contract;

(5) While performing the contract with the loaner or any third party, the borrower conducts any breach or the debt may be or has been announced to be mature in advance;

(6) The borrower breaches any other article of this contract.

9.2 In case of any “early maturity event”, the loaner may take any one, several or all measures below:

(1) To lower, suspend or cancel the line of credit under this contract;

(2) To stop issuing the loan unused by the borrower;

(3) To stop paying the loan unused but already withdrawn by the borrower;

(4) To require the borrower to supplement the issuance and payment conditions of loan to the loaner with the regulated period;

(5) To require the borrower to change the payment mode as required by the loaner;

(6) To reprice against the risk in executing the loan according to Article 9.3;

(7) To announce that the principal of loan already issued under this contract becomes mature and require the borrower to repay the principal and interest of all the mature loan immediately.

9.3 In view of the production and operation situation of the borrower when signing this contract, both parties have determined the interest rate and its adjustment through negotiations. The borrower agrees that in case of any “early maturity event”, the loaner may reprice against the risk in executing the loan according to this article.

9.3.1 The repricing mentioned above consists of two modes, including repricing and directly raising the loan interest rate. The specific mode is agreed by both parties in Article 21.

9.3.2 “Negotiated reprice” means that the loaner may require the borrower to negotiate with the loaner within the regulated period to raise the loan interest rate and both parties will determine the “repricing date” and relevant interest rate in the form of supplemental agreement.

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9.3.3 “Direct raise of loan interest rate” means that the loaner may directly raise the loan interest rate according to this article and Article 21.

9.3.3.1 Since the loan sends a notice of “repricing date” to the borrower, the loan interest rate should be applied to each loan that the borrower has not repaid by the “repricing date”.

9.3.3.2 If the loan currency is RMB and the type of benchmark interest rate of each loan is kept unchanged, then the raised loan interest rate should be determined by the fluctuating extent/increase (decrease) value specified in Article 21 on the basis of the benchmark interest rate of “repricing date”.

If the “repricing date” is set as T Day, then the benchmark interest rate to calculate the raised loan interest rate should be determined by following rules

① If the benchmark interest rate of the People’s Bank applies, the benchmark interest rate should be the benchmark interest rate of the People’s Bank on T Day;

② If LPR quotation of Bank of Communications applies, the benchmark interest rate should be the LPR value published on the latest business day before T Day, and, if no LPR is published on the latest business day before T Day, the benchmark interest rate should be the LPR value published on the former business day before that day;

③ If LPR mean interest rate applies, the benchmark interest rate should be the LPR value published on the latest business day before T Day, and, if no LPR is published on the latest business day before T Day, the benchmark interest rate should be the LPR value published on the former business day before that day.

9.3.3.3 If the loan is in any foreign currency, the raised loan interest rate should be determined according to Article 21.

9.3.4 After the loaner reprices against the risk according to the article mentioned above, the new interest rate should be applied since the “repricing date”. Regulations on the fluctuation is still subject to that mentioned in Article 3 of this contract, and if both parties negotiate to change the relevant regulation, the changed regulation shall be applied. If the loan becomes overdue (including the circumstance that the borrower fails to make the repayment in time or the loan is announced by the loaner to be mature in advance) or embezzled, the overdue and embezzlement default interest rate should be determined on the basis of the new interest rate (including the interest rate adjusted according to regulations on fluctuation of this contract) while the compound interest rate should also be correspondingly adjusted.

9.3.5 Execution of the “repricing against risk” should not be deemed or construed as that the loaner waives any other right under any law, rule or this contract. The loaner may take other protective measures for the creditor’s right according to laws, rules and this contract, including but not limited to measures specified in Article 9.2 of this contract.

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▲▲Article 10. Breach

10.1 If the borrower does not repay the principle or interest of the loan in time or uses the loan for any purpose not included in this contract, the loaner will collect the interest at the default interest rate of overdue or embezzled loan, and collect the compound interest of the outstanding interest. If the default interest rate is adjusted according to this contract, the compound interest rate should also be adjusted correspondingly.

10.2 If the borrower does not repay the principle or interest of the loan in time, it should assume the calling expense, lawsuit expense (or arbitration expense), preservation expense, announcement expense, execution expense, attorney’s fee, travel expense and other expenses of the loaner in realizing the creditor’s right.

▲▲Article 11. Deduction

11.1 The borrower authorizes that in case of any payable principal, interest, default interest, compound interest or any other expense of the loan, the loaner may deduct the fund in any account of the borrower opened at any branch of Bank of Communications Co., Ltd. to repay the amount mentioned above.

11.2 After such deduction, the loaner should inform the borrower of relevant account number, contract number, number of Application for Use of Line of Credit, deduction amount and remaining debt.

11.3 If the deducted fund is insufficient to repay all the debt of the borrower, the debt to be repaid by such fund should be determined according to this contract.

11.4 If the currency of the deducted fund is different from that of the debt to be repaid, the deducted fund should be converted at the exchange rate published by Bank of Communications Co., Ltd. at the time of deduction. If any settlement, sales or exchange procedure of foreign currency is necessary, the borrower is obliged to assist the loaner and assume the risk in exchange rate.

Article 12. Notice

12.1 Contact details provided by the borrower in this contract (including mailing address, telephone number and fax number) are all authentic and valid. In case of any change of any contact detail, the borrower should send/deliver such change to the mailing address offered by the loaner in this contract immediately. Such change should take effect when the loaner receives the notice of change.

12.2 Unless otherwise specified in this contract, the loaner may send a notice to the borrower in any manner below. The loaner may choose the manner it thinks fit but is relieved from any liability for the error, omission or delay caused by the postal service, fax, telephone or any other communication system. If the loaner chooses several manners, the one delivering the notice to the borrower, the fastest should prevail.

(1) If the loaner chooses the announcement, the date at which the loaner publishes the announcement on its website, online bank, telephone bank or outlet should be deemed as the delivery date;

(2) If the loaner chooses the personal delivery, the date at which the borrower signs to confirm the reception should be deemed as the delivery date;

(3) If the loaner chooses the postal service (including express delivery, ordinary mail and registered mail) to send the notice to the latest mailing address of the borrower that the loaner knows, the third day (in the same city)/the fifth day (in different cities) since the sending date should be deemed as the delivery date;

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(4) If the loaner chooses the fax, SMS or other electronic communication means to deliver the notice to the latest fax number of the borrower that the loaner knows, the mobile telephone number or e-mail appointed by the borrower, the sending date should be deemed as the delivery date.

12.3 The borrower agrees that unless the loaner receives the written notice about changing the mailing address from the borrower, the mailing address provided by the borrower in this contract is the address for the court to send the judicial instrument and other written documents. During the process of dispute solution, if the court sends the judicial instrument or other written documents to the latest mailing address of the borrower that the loaner knows through the postal service (including express delivery, ordinary mail and registered mail), the date at which the borrower signs on the receipt should be regarded as the delivery date; if the borrower does not sign on the receipt, the third day (in the same city)/the fifth day (in different cities) since the sending date should be deemed as the delivery date;

Except for the written judgment, written verdict or mediation agreement, the court may send any notice to the borrower by any communication means specified in Article 12.2. The court may choose the communication means it thinks fit but is relieved from any liability for the error, omission or delay caused by the postal service, fax, telephone or any other communication system. If the court chooses several manners, the one delivering the notice to the borrower, the fastest should prevail.

▲▲Article 13. Disclosure and Confidentiality

13.1 With respect to the information and materials of the borrower obtained in the signing and performance of this contract, the loaner may not violate any law, rule or regulatory requirement to use such information and materials. It should assume the confidentiality liability but not disclose such information and materials to any third party, except for under following circumstances:

(1) The law or rule requires such disclosure;

(2) The judicial department or regulatory authority requires such disclosure;

(3) When the borrower does not repay the principal and/or interest of the loan in time, the loaner has to make the disclosure to the external professional advisor for the purpose of realizing the creditor’s right under this contract but such external professional advisor must assume the confidentiality obligation;

(4) The borrower agrees or authorizes the loaner to make the disclosure.

13.2 The borrower confirms that it has signed the Credit Information Inquiry and Provision Authorization. The loaner may inquire, use and keep the credit information of the borrower within the scope regulated by the authorization.

13.3 Besides the circumstance specified in Article 13.1 and Article 13.2, the borrower further agrees Bank of Communications Co., Ltd. to use or disclose the information and materials of the borrower under following circumstances, including but not limited to the basic information, credit transaction information, adverse information and other relevant information and materials of the borrower, and is willing to assume all the consequences thereof:

Bank of Communications Co., Ltd. may disclose such information and materials on a confidentiality basis to the business outsourcing institution, third party service provider, other financial institutions and other institutions or individuals that the loaner deems necessary, including but not limited to other branches or wholly-owned subsidiaries of Bank of Communications Co., Ltd. for the purpose below: ① It conducts the line of credit business or any relevant business, such as promoting the line of credit business of Bank of Communications Co., Ltd., calling for the debt from the borrower and transferring the creditor’s right of the line of credit business; ② The loaner provides or may provide the borrower with the new product or service, or further provides the service.

Whether Article 13.3 is applicable should be subject to Article 24 of this contract.

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Article 14. Applicable Laws and Dispute Solution

Laws of the People’s Republic of China (for the purpose of this contract, excluding laws of Hong Kong, Macau and Taiwan) apply to this contract. Any dispute under this contact should be brought to the competent court at the place of the loaner, unless otherwise regulated in this contract. Both parties should continue to perform those articles not involved in the dispute during the period of dispute solution.

Article 15. Effectiveness and Constitution of Contract

15.1 This contract takes effect with the signature of the legal representative (responsible person) or the authorized representative (or seal) and the common seal of the borrower, as well as the signature of the responsible person or the authorized representative (or seal) and the common seal of the loaner.

15.2 The Application for Use of Line of Credit and other relevant documents and materials signed under this contract are indispensable parts of this contract.

15.3 Application for Use of Line of Credit is the supplement to this contract. Unless otherwise regulated in the Application for Use of Line of Credit, rights, obligations and other matters of the borrower and the loaner should still be subject to this contract.

Article 16. Specific Content of Line of Credit

16.1 Currency of line of credit: RMB; Amount in words: five million yuan; Available for √ RMB ☐ (foreign currency); Belonging to √ Revolving line of credit ☐ One-time line of credit (used for several time) ☐ One-time line of credit (used for only once).

16.2 Purpose of line of credit: operation turnover .

16.3 Period of line of credit is October 9, 2017 to October 9, 2018.

Article 17. Interest Rate

If the loan is in any foreign currency, the determination and adjustment of interest rate, and the default interest rate of overdue and embezzled loan are regulated as follows:

________________________________/________________________________________

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Article 18. Account

18.1 The borrower appoints the following account to be the issuance account. The account □is √is not the dedicated loan issuance account opened at the loaner. If both parties otherwise regulate in the Application for Use of Line of Credit, such Application for Use of Line of Credit should prevail.

Article 19. Issuance, Payment and Repayment of Loan

19.1 The period of each loan withdrawn under this contract should be no longer than 12√ months ☐ days, and the maturity date of all the loan should be no later than April 9, 2019.

19.2 The limit of independent payment under this contract should be RMB0.

19.3 The entrusted payment by loaner is compulsory once any condition below is met:

19.4 In the mode of independent payment by the borrower, the borrower should report the payment of loan fund to the loaner within 15 days since the issuance of loan.

Article 20. Financial Restriction, External Rating, Production and Operation Qualification/License

20.1 Limit on the external investment by the borrower is RMB10,000,000,000; limit on the increase of debt financing is RMB10,000,000,000.

20.2 Specific regulations on the financial indexes of the borrower:

(1) ________________________________ / _______________________________________________

(2) ________________________________________________________________________________

(3) ________________________________________________________________________________

20.3 Specific regulations on the external rating:

(1) ________________________________ / _______________________________________________

(2) ________________________________________________________________________________

20.4 Specific regulations on the production and operation qualification/license of the borrower:

(1) ________________________________ / _______________________________________________

(2) ________________________________________________________________________________

▲▲Article 21. Repricing of Risk

21.1 This contract adopts the first repricing mode below: (1) Repricing through negotiations; (2) Direct raising the loan interest rate.

21.2 Once the “direct raising the loan interest rate” is adopted:

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21.2.1 If the loan currency is RMB, the fluctuation extent/increase (decrease) value of the raised loan: ☐ Benchmark interest rate (without fluctuation/increase or decrease) ☐ Fluctuated upwards by __/ % ☐ Fluctuated downwards by      /    % ☐ Increased by / %  ☐ Decreased by /  %. If any specific regulation is reached in a certain loan, the fluctuation extent/increase (decrease) value of the raised interest rate should be subject to the applicable Application for Use of Line of Credit.

21.2.2 If the loan currency is a foreign currency, interest rate of the raised loan is:

___ /_____________

Article 22. Contact Details

Contact details of the borrower to receive the notice specified in Article 12:

Article 23. Counterparts

This contract is made with four copies. Both parties and the guarantor (if any) holds ____ copy(ies) respectively.

Article 24. Miscellaneous

24.1 Both parties agree that Article 13.3 √ applies ☐ does not apply to this contract.

24.2 The loaner will issue the legal VAT invoice according to laws, rules and regulations, while the specific time and mode should be determined by both parties through negotiations.

24.3 The payment mode of loan under this contract should be subject to the Application for Use of Line of Credit signed by the loaner.

The borrower has read this contract and the loaner has made detailed descriptions as required by the borrower. The borrower possesses no objection or doubt when signing this contract and understands all the articles, especially the meaning and legal consequence of those marked with ▲▲.

(No text below in this page)

Borrower: (Seal)	Loaner: (Seal)

(Seal: CLPS)	(Seal: Line of Credit Business Contract Seal of Shanghai Xinqu Sub-branch of Bank of Communications Co., Ltd.)

Legal representative (responsible person) or authorized representative (Signature or seal)	Legal representative (responsible person) or authorized representative (Signature or seal)

Date: November 6, 2017	Date: November 6, 2017